Exhibit 3.40

ORGANIZATION/ REGISTRATION OF

LIMITED LIABILITY COMPANY

(Domestic or Foreign)

Filing Fee $ 125.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)

(1)	☒	Articles of Organization for Domestic Limited Liability Company (115-LCA) ORC 1705	(2)	☐	Application for Registration of Foreign Limited Liability Company (106-LFA) ORC 1706

					(Date of Formation )	(State)

Complete the general information in this section for the box checked above.

Name	GRAHAM PACKAGING MINSTER LLC

☒ Check here if additional provisions are attached

*	If box (1) is checked, name must include one of the following endings: limited liability company, limited, Ltd, L.t.d., LLC, L.L.C.

Complete the information in this section if box (1) is checked.

Effective Date (Optional)	(mm/dd/yyyy)	Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.

This limited liability company shall exist for		99 YEARS
(Optional)		(Period of existence)

Purpose (Optional)	TO CONDUCT ANY ONE OR MORE LAWFUL BUSINESSES

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)	GENERAL COUNSEL
(Name)

2401 PLEASANT VALLEY ROAD
	(Street)	NOTE: P.O. Box Addresses on NOT acceptable.

	YORK	PA	17402
	(City)	(State)	(Zip Code)

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member, manager or representative of

GRAHAM PACKAGING MINSTER LLC
(name of limited liability company)

hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

CT Corporation System
(Name of Agent)

36 East 7th Street, Suite 2400
(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Cincinnati	Ohio	45202
(City)	(State)	(Zip Code)

Must be authenticated by an authorized representative	/s/ Jay W. Hereford	June 8, 2006
	Authorized Representative	Date

	Authorized Representative	Date

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

GRAHAM PACKAGING MINSTER LLC
(name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability Company.

/s/ Margaret E. Routzahn
(Agent’s signature)
MARGARET E. ROUTZAHN
Special Assistant Secretary

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

Complete the information in this section if box (2) is checked.

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

a.	the agent cannot be found, or

b.	the limited liability company fails to designate another agent when required to do so, or

c.	the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED Must be authorized (signed) by an authorized representative (See Instructions)	/s/ Jay W. Hereford	June 8, 2006
	Authorized Representative	Date
JAY W. HEREFORD , VICE PRESIDENT OF
(Print Name)
GPC OPCO GP LLC, GENERAL PARTNER OF GRAHAM
PACKAGING COMPANY, L.P., MEMBER

	Authorized Representative	Date

(Print Name)

GRAHAM PACKAGING MINSTER LLC

Additional Provisions to Organization/Registration of Limited Liability Company

Admission of Members

Members may be admitted to the Company at such times and on such terms and conditions as provided in the Operating Agreement of the Company.

Management

The Company is to be managed by its members. The name and street address of the initial member of the Company are as follows:

Graham Packaging Company, L.P.

a Delaware limited partnership

2401 Pleasant Valley Road

York, PA 17402

As provided in the Operating Agreement, Graham Packaging Company, L.P. shall, except as expressly limited by such Operating Agreement, to the fullest extent not prohibited by Chapter 1705 of the Ohio Revised Code, exercise all of the powers of the Company, implement all Company decisions and have full, exclusive and complete discretion in the management and control of the Company.

Title to Company Property

All property owned by the Company shall be owned by Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in any Company property in its individual name or right, and each Member’s Membership Interest shall be personal property for all purposes.